Exhibit 99.1

Top Silicon Valley Financial Executive Joins the Equinix Board of Directors and
                           Will Chair Audit Committee

    FOSTER CITY, Calif.--(BUSINESS WIRE)--July 23, 2007--Equinix, Inc. (Nasdaq:EQIX), the leading provider of network-neutral data centers and Internet exchange services, today announced that Christopher Paisley has joined Equinix's board of directors and will chair its audit committee. The addition of Mr. Paisley will increase the size of Equinix's board to eight members.

    Mr. Paisley has built his distinguished career as one of the top financial executives in Silicon Valley. Until 2000, he served as senior vice president of finance and chief financial officer of 3Com Corporation, and during his 15-year tenure, company revenues grew from $50 million to nearly $6 billion annually. Mr. Paisley is currently the Dean's Executive Professor of Accounting and Finance in the Leavey School of Business at Santa Clara University.

    "We are delighted to have Chris join Equinix's Board of Directors," said Peter Van Camp, Executive Chairman of Equinix. "Chris' exemplary financial credentials, his wealth of understanding of technology companies and his deep knowledge of today's complex financial accounting regulations will bring strong oversight to our audit committee as well as contribute to the overall leadership provided by our outstanding board of directors."

    Prior to 3Com, Mr. Paisley served as chief financial officer and vice president of finance at Ridge Computers, and he began his career at Hewlett-Packard. He earned his MBA from the University of California at Los Angeles and his bachelor's degree in Economics from University of California at Santa Barbara. Mr. Paisley currently serves on the board of directors for two other public companies:
Electronics for Imaging and Volterra Semiconductor Corporation. He previously served on eight other company boards and has chaired the audit committee for nine of the ten boards on which he has served.

    About Equinix

    Equinix is the leading global provider of network-neutral data centers and Internet exchange services for enterprises, content companies, systems integrators and network services providers. Through the company's Internet Business Exchange(TM) (IBX(R)) centers in 10 markets in the U.S. and Asia, customers can directly interconnect with every major global network and ISP for their critical peering, transit and traffic exchange requirements. These interconnection points facilitate the highest performance and growth of the Internet by serving as neutral and open marketplaces for Internet infrastructure services, allowing customers to expand their businesses while reducing costs.

    This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; a failure to receive significant revenue from customers in recently built out data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; the results of any litigation relating to past stock option grants and practices; and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

    Equinix and IBX are registered trademarks of Equinix, Inc.
Internet Business Exchange is a trademark of Equinix, Inc.

    CONTACT: K/F Communications, Inc.
             David Fonkalsrud, 415-255-6506
             dave@kfcomm.com